                                                                     EXHIBIT 4.1
                         CERTIFICATE OF INCORPORATION

                                      OF

                             DELTA AIR LINES, INC.

  First: The name of the corporation (which is hereinafter referred to as the "Corporation") is Delta Air Lines, Inc.
  Second: The principal office of the Corporation in the State of Delaware is located at No. 100 West Tenth Street in the City of Wilmington, County of New-castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.
  Third: The nature of the business and the objects and purposes to be trans-acted, promoted or carried on by the Corporation are:
  (1) To invent, make, manufacture, purchase or otherwise acquire, buy, sell, hire, lease, import, export, deal in or with, operate or otherwise use at any place or places within or without the United States, aircraft, airplanes, airships, machines, rockets, spacecraft, flying apparatus and other contrivances or devices for aerial or space operation or navigation of any and every kind and description and any future improvements or de-velopments of the same (all of the aforesaid contrivances or devices hereinafter described as "aircraft").
  (2) To manufacture, buy, sell, hire, lease, import, export, deal in or with, operate or otherwise use motors, engines or other machinery or de-vices, of every kind and description, for the generation of power for the operation of said aircraft, and all machinery, appliances, tools, sup-plies or other equipment or paraphernalia used or capable of being used in the construction, maintenance, repair and operation of same.
  (3) To operate, use or navigate for profit or otherwise any and all of the said aircraft, machines and motors previously described for the car-riage and transportation of persons, property, express, freight and mail for all kinds of private, commercial or governmental purposes, at any place within or without the United States.
  (4) To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, use, own and operate under, and to sell, assign and other-wise deal in and dispose of, any trade-marks, trade-names, patents and applications for patent, copyrights, licenses, improvements, processes and secret formulae used in connection with, or secured under, letters patent of the United States or of other jurisdictions or countries, and whether or not in any way relating to any of the businesses aforesaid, to use, exercise, grant licenses in respect of or otherwise turn to account any such trade-marks, patents, copyrights, licenses, processes and the like.
  (5) To acquire, buy, purchase, lease, own, hold, sell, mortgage and en-cumber improved and unimproved real estate wherever situate, and to con-struct and erect thereon and to operate and carry on the business of fac-tories, works, plants, stores, mills, hotels, houses and buildings.
  (6) To purchase or otherwise acquire and to hold, sell, pledge or other-wise dispose of all forms of securities, including stocks, bonds, deben-

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  tures, notes, certificates of indebtedness, certificates of interest, mortgages and other similar instruments and rights however issued or created, and to deal in and with the same and to issue in exchange therefor or in payment therefor its own stock, bonds or other obligations or securities, and to exercise in respect thereof any and all rights, powers and privileges of individual ownership or interest therein, including the right to vote thereon and to consent or otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value thereof, or designed to accomplish any such purpose, and to aid by loan, subsidy, guaranty or in any other manner those issuing, creating or responsible for any such securities; to acquire or become interested in any such securities as aforesaid by original subscription, underwriting, participation in syndicates or otherwise, and to make payments thereon as called for and to underwrite or subscribe for the same conditionally or otherwise and either with a view to investment or for resale or for any other lawful purpose.
  (7) To purchase or otherwise acquire, sell or otherwise dispose of, real-ize upon or otherwise turn to account, manage, liquidate or reorganize the properties, assets, business undertakings, enterprises or ventures or any part thereof of corporations, associations, firms, individuals, syn-dicates and others; to act as financial, commercial or general agent or representative of any corporation, association, firm, syndicate or indi-vidual, and as such to develop, improve and extend the property, trade and business interest thereof and to aid in any lawful enterprise in con-nection therewith, and in connection with acting as agent or broker for any principal to give any other aid or assistance.
  (8) To borrow money and for monies borrowed or in payment for property acquired, or for any other objects and purposes of the corporation or otherwise in connection with the transaction of any part of its business, to issue bonds, debentures, notes and other obligations secured or unsecured and to mortgage, pledge or hypothecate any and all of its prop-erties or assets as security therefore; to make, accept, endorse, guaran-tee, execute and issue notes, bills of exchange and other obligations; to mortgage, pledge or hypothecate any stocks, bonds, other evidences of in-debtedness or securities and any other property held by it or in which it may be interested, and to loan money with or without collateral or other security; to guarantee the payment of dividends upon stocks or the prin-cipal of and/or interest upon bonds, notes or other evidences of indebt-edness or obligations or the performance of the contracts or other under-takings of any corporation, partnership, syndicate or individual; to en-ter into, make and perform, contracts of every kind and for any lawful purpose with any person, firm, corporation or syndicate.
  (9) To purchase or otherwise acquire all or any part of the business, goodwill, rights, property and assets and to assume or otherwise provide for all or any part of the liabilities of any corporation, association, partnership or individual; to take over as a going concern and continue any business so acquired; and to pay for any such business or properties in cash, stock, bonds, debentures or obligations of this corporation or otherwise.
  (10) To manufacture, buy or otherwise acquire and to sell or otherwise dispose of, distribute, deal in and with, either as principal, agent, dealer or broker, goods, wares and merchandise of every kind and descrip-tion, including all materials or substances now known or hereafter to be discovered or invented; to purchase or otherwise acquire and to sell or otherwise dispose of, distribute, deal in and with, either as principal, agent, dealer or broker, all kinds of personal property of every sort and description wheresoever situate and all interest therein which this corporation may deem necessary or convenient in connection with any part of its business.
  (11) To conduct any and all of its business in the State of Delaware and any other states, the District of Columbia, the territories, colonies and dependencies of the United States, and in foreign countries and places, and to have one or more offices outside of the State of Delaware, and to purchase or otherwise acquire, hold, mortgage, convey, transfer, or oth-erwise dispose of, both within and without the State of Delaware, real and personal property.
  (12) To do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any or all of the objects hereinbefore enumerated or incidental to the powers herein named, or which shall at any time appear conducive to or expedient for the protection or benefit of the corporation, either as holder of or as interested in any property or otherwise; and to have all of the rights, power and privileges now or hereafter conferred by the General Corporation Laws of the State of Delaware.
  The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the enumeration herein of specific objects and powers shall not be held to limit or restrict in any manner the general powers of this corporation, and all the powers and purposes herein before enu-merated shall be exercised, carried on and enjoyed by this corporation within and without the State of Delaware to such extent and in such manner as corpo-rations organized under the General Corporation Laws of the State of Delaware may properly and legally exercise, carry on and enjoy.
  Fourth: A. The total number of shares of capital stock which the corporation shall have authority to issue is One Hundred Seventy Million (170,000,000), of which One Hundred Fifty Million (150,000,000) shall be common stock of the par value of Three Dollars ($3.00) per share (hereinafter called the "common stock") and Twenty Million (20,000,000) shall be preferred stock of the par value of One Dollar ($1.00) per share (hereinafter called the "preferred stock").
  B. The preferred stock may be issued from time to time by the corporation in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, op-tional or other special rights, and qualifications, limitations or restric-tions thereof, as shall be stated and expressed in the resolution or resolu-tions providing for the issue of such stock adopted by the board of directors of the corporation pursuant to authority to do so which is hereby vested in the board of directors. Each such series of preferred stock shall be distinctly desig-nated. Except in respect of the particulars fixed by the board of directors for each series as permitted hereby, all shares of preferred stock shall be of equal rank and shall be identical. All shares of any one series of preferred stock so designated by the board of directors shall be alike in every particu-lar, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series and the preferences and relative, partici-pating, optional and other special rights of each such series and the qualifi-cations, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the board of direc-tors of the corporation is hereby expressly granted authority to fix, by reso-lutions duly adopted prior to the issuance of any shares of a particular se-ries of preferred stock so designated by the board of directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifica-tions, limitations and restrictions thereof, if any, for such series, includ-ing without limitation the following:
    (1) The distinctive designation of and the number of shares of pre-ferred stock which shall constitute such series; provided that such num-ber may be increased (except where otherwise provided by the board of di-rectors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the board of directors;
    (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on preferred stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of preferred stock or any other class of stock of the corporation and whether such dividends shall be cumulative or non-cumulative;
    (3) The right, if any, of the holders of preferred stock of such series to convert the same into, or exchange the same for, shares of any other class of stock or any series of any class of stock of the corporation and the terms and conditions of such conversion or exchange;
    (4) Whether or not preferred stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, preferred stock of such series may be redeemed;
    (5) The rights, if any, of the holders of preferred stock of such se-ries upon the voluntary or involuntary liquidation of the corporation;
    (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the preferred stock of such series; and
    (7) The voting powers, if any, of the holders of such series of pre-ferred stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with any other series of the preferred stock as a class, (i) to vote more or less than one vote per share on any or all matters voted upon by the stock-holders

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

  and (ii) to elect one or more directors of the corporation if there has been a default in the payment of dividends on any one or more series of the preferred stock or under such other circumstances and upon such other conditions as the board of directors may fix.
  C. Except as otherwise provided in this Certificate of Incorporation, and in addition to the powers conferred on the board of directors by Article Thir-teenth of this Certificate of Incorporation, the board of directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the stockholders, of any or all shares of stock of the corpo-ration of any class or series at any time authorized, and any securities con-vertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the board of directors from time to time in its discretion lawfully may determine; provided, that the con-sideration for the issuance of shares of stock of the corporation (unless is-sued as such a dividend or distribution or in connection with such a split or combination) shall not be less than the par value of such shares. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.
  Fifth: No holder of the capital stock of this corporation shall have any preemptive or preferential right of subscription to any shares of stock of the corporation now or hereafter authorized or issued.
  Sixth: The names and places of residence of the incorporations are as fol-lows:

     Name             Place of Residence
   B. J. Consono     Wilmington, Delaware
   F. J. Obara, Jr.  Wilmington, Delaware
   A. D. Grier       Wilmington, Delaware

  Seventh: The existence of the corporation is to be perpetual.
  Eighth: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.
  Ninth: The number of directors of the corporation shall be fixed from time to time by, and in the manner provided in, its By-Laws and may be increased or decreased as therein provided; but the number thereof shall consist of not less than five nor more than nineteen directors who shall be stockholders of the corporation.
  The directors of the corporation shall be elected annually by the stockhold-ers and shall hold office until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.
  In the case of any increase in the number of directors of the corporation, the additional directors shall be elected as shall be provided in said By-Laws by the board of directors or by the holders of shares of stock of the corpora-tion entitled to vote in respect thereof at an annual or special meeting of said holders.

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

  In case of any vacancy in the board of directors, however occasioned, a suc-cessor to fill the vacancy shall be elected in the manner provided in the By-Laws of the corporation.
  A majority of the whole board of directors may appoint from the directors an executive committee; and to such extent as shall be provided in a resolution of the said board or in the By-Laws, such committee shall have and may exer-cise all or any of the powers of the board of directors, including power to cause the seal of the corporation to be affixed to all the papers that may re-quire it.
  A majority of the whole board of directors may appoint a finance committee and any other standing committees, and any such committee shall have and may exercise such powers as shall be conferred or authorized by the By-Laws or by the board of directors.
  The By-Laws of the corporation shall designate the officers of the corpora-tion, which shall include, but not necessarily be limited to, a president, a secretary and a treasurer, to be elected by the directors or the stockholders, and the manner in which the officers of the corporation shall be elected or appointed.
  Any officer elected by the board of directors may be removed at any time by the board of directors. Any other officer or employee of the corporation may be removed at any time by the board of directors, or by any committee or supe-rior officer upon whom such power of removal may be conferred by the By-Laws or by the board of directors.
  The board of directors, irrespective of any personal interest of any members of the board, shall have authority, by resolution passed by a majority of the whole board, to establish reasonable compensation of directors for service to the corporation as directors, officers or otherwise.
  Tenth: The corporation shall to the full extent permitted by law indemnify, reimburse, or pay any person (including such person's executor, administrator, or other personal representatives) for all liabilities (including, but not limited to, reasonable costs, expenses, attorneys' fees, and obligations for payment in settlement and final judgment) incurred by or imposed upon him in the preparation, conduct or compromise, or as a result, of any actual or threatened action, suit, or proceeding, whether civil, criminal, administra-tive, or investigative, including any appeals therefrom and any collateral proceedings, in which he shall be involved by reason of the fact that he is or was serving as a director, officer, or employee of the corporation, or, that such director, officer, or employee, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, in any capacity.
  Eleventh: The board of directors may adopt By-Laws and, from time to time, may amend or repeal any By-Laws; but any By-Law adopted or amended by the board of directors may be amended or repealed by the stockholders at any an-nual meeting or at any special meeting, provided that notice of such proposed amendment or repeal be included in the notice of the meeting.
  Twelfth: Meetings of the stockholders may be held outside the State of Dela-ware if the By-Laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation.
  The board of directors from time to time shall determine whether and to what extent, and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them shall be open to the inspection of the stockholders, and no stockholders shall have the right to inspect any account or book or document of the corporation except as conferred by law or authorized by the board of directors or by the stockholders.
  Thirteenth: The directors may from time to time declare and pay such divi-dends as they shall deem advisable and proper, subject to such restrictions as may be imposed by law.
  The board of directors is hereby specifically empowered to authorize the is-suance of and to issue in any lawful manner, without limitation and from time to time within the total number of shares authorized by these Articles, shares of its stock for such considerations, not less than the par value thereof, as the board of directors may deem advisable.
  The board of directors shall have power to issue bonds, debentures or other obligations, whether nonconvertible or convertible into the corporation's stock, upon such terms, in such manner and under such conditions in conformity with law as may be fixed by the board of directors prior to the issuance of such bonds, debentures or other obligations.
  Fourteenth: The powers and authorities hereinbefore conferred upon the board of directors are in furtherance of, and not in limitation of, those conferred by the laws of the State of Delaware.
  Fifteenth: The corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certif-icate of Incorporation in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.
  Sixteenth: The stockholders of the corporation may take action by written consent only if such consent is unanimous. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 75% of the votes entitled to be cast by the holders of all the then outstanding shares of the corporation entitled to vote generally on the election of directors, voting together as a single class, shall be re-quired to alter, amend or repeal this Article Sixteenth or to adopt any provi-sion inconsistent herewith.
  Seventeenth: A. Any "Business Combination" (as hereafter defined) with, or proposed by or on behalf of, any "Related Person" (as hereafter defined) shall require approval by the affirmative vote of both (i) not less than 75% of the votes entitled to be cast by the holders of all the then outstanding shares of "Voting Stock" (as hereafter defined), voting together as a single class, and
(ii) a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock that is beneficially owned by such Related Person. Such affirmative vote shall be required in addition to any other vote that may be required, and notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law, this Cer-tificate of Incorporation, the By-Laws of the corporation, or in any agreement with any national securities exchange or otherwise. Notwithstanding the fore-going, the voting requirements of this paragraph A shall not be applicable if:
  1. The "Continuing Directors" (as hereafter defined) by a majority vote shall have expressly approved the Business Combination; or
  2. The Business Combination involves the payment of consideration to the stockholders of the corporation, and all of the following conditions are met:
    (a) The consideration to be received per share by holders of each class or series of "Capital Stock" (as hereafter defined) shall be in the form of "Fair Consideration" (as hereafter defined) and the aggregate amount of the "Fair Market Value" (as hereafter defined), as of the date of the consummation of the Business Combination, of such consideration to be re-ceived per share shall be in an amount not less than the highest of:
      (i) the Fair Market Value of the highest per share consideration
    (with appropriate adjustments for recapitalizations, stock splits, stock dividends and like distributions) paid by or on behalf of the Related Person in acquiring beneficial ownership of any shares of such class or series of Capital Stock during the two-year period prior to the date of the first public announcement of the proposed Business Combination (the "Announcement Date") or, if higher, in the transaction in which it became a Related Person;
      (ii) the "Market Price" (as hereafter defined) per share (with ap-propriate adjustments for recapitalizations, stock splits, stock dividends and like distributions) of such class or series of Capital
    Stock on the Announcement Date or on the date on which the Related
    Person became a Related Person, whichever is higher; and
      (iii) if applicable, the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liq-uidation, dissolution or winding up of the affairs of the corpora-tion, regardless of whether the proposed Business Combination con-stitutes such an event.
    (b) After the date on which the Related Person became a Related Person and prior to the consummation of the proposed Business Combination, ex-cept as approved by a majority of the Continuing Directors, there shall not have been (i) any failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) any reduction in the annual rate of dividends paid on the common stock (ex-cept as necessary to reflect any stock split, stock dividend or subdivi-sion of the common stock); (iii) any failure to increase the annual rate of dividends paid on the common stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or similar transaction that has the effect of reducing the number of outstanding shares of common stock; or (iv) any increase in the number of shares of any class or series of Capital Stock beneficially owned by the Related Person except as part of the transaction that re-sulted in such Related Person becoming a Related Person and except in a transaction that, after giving effect thereto, would not result in any increase in the Related Person's percentage beneficial ownership of any class or series of Capital Stock.
    (c) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Ex-change Act of 1934 and the rules and regulations thereunder or any subse-quent provisions replacing or amending such act, rules or regulations
  (the "Act") shall be mailed to all stockholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such mailing is required pursuant to the Act). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them may choose to make and, if deemed advisable by a majority of the Continu-ing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Related Person, such investment banking firm to be paid a reasonable fee for its services by the corporation.
    (d) After the date on which the Related Person became a Related Person and prior to the consummation of the proposed Business Combination, such Related Person shall not have made or caused any major change in the cor-poration's business or equity capital structure without the approval of a majority of the Continuing Directors.
    B. For the purpose of this Article SEVENTEENTH:
  1. The term "Business Combination" shall mean:
    (a) any merger or consolidation of the corporation or any "Subsidiary"
  (as hereafter defined) with, into, or for the benefit of any Related Per-son;
    (b) any sale, lease, exchange, mortgage, pledge, transfer or other dis-position or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint ven-ture participation or other arrangement (in one transaction or a series of transactions) involving the corporation or a Subsidiary which is with or for the benefit of any Related Person and which involves a "Substan-tial Part" (as hereafter defined) or all of the assets, securities or commitments of the corporation, any Subsidiary or any Related Person;
    (c) any recapitalization of the corporation or reclassification of its securities (including any reverse stock split), or any merger or consoli-dation of the corporation with any Subsidiary, or any other transaction (whether or not with or otherwise involving a Related Person) that would have the effect of increasing the proportionate share of any class or se-ries of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, beneficially owned by any Related Person;
    (d) the adoption of any plan or proposal for the liquidation or disso-lution of the corporation; and
    (e) any agreement, contract or other arrangement providing for any of the transactions described in the foregoing subparagraphs (a) to (d).
  2. The term "Market Price" shall mean the closing sale price on the date in question of a share of the class or series of stock in question on the Compos-ite Tape for New York Stock Exchange--Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securi-ties exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the closing sale (or if sale prices are not available, bid) quotation with respect to a share of such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or, if such quotation is not avail-able, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors.
  3. The term "Fair Market Value" shall mean (a) in the case of cash, the amount of such cash, (b) in the case of stock, the Market Price thereof, and
(c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a major-ity of the Continuing Directors.
  4. The term "person" shall mean any individual, firm, company or other enti-ty.
  5. The term "Related Person" shall mean and include any person which, by it-self or together with any other person pursuant to any agreement, arrange-ment or understanding, either directly or indirectly, and/or together with its or their "Affiliates" or "Associates" (as defined in Rule 12b-2 under the Act as such Rule is in effect on July 25, 1985), (a) is or has announced or pub-licly disclosed a plan or intention to become the beneficial owner of, in the aggregate, shares representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, or (b) is an assignee of the beneficial ownership of any shares of Voting Stock of which a person described in subparagraph (a) hereof was the beneficial owner at any time within the two-year period immediately preceding the date a Business Com-bination is proposed; and any Affiliate or Associate of any such Related Per-son. The term "Related Person" shall not include the corporation or any Sub-sidiary or any profit sharing, employee stock ownership or other employee ben-efit plan of the corporation or any Subsidiary or any trustee or fiduciary with respect to any such Plan when acting in such capacity. The date on which any person or any Affiliate or Associate of such person became a Related Per-son shall be deemed to be the earliest date on which such person or any of its Affiliates or Associates became a Related Person.
  6. For purposes of this Article SEVENTEENTH, a person shall be deemed to beneficially own any Capital Stock:
    (a) which such person or any of its Affiliates or Associates benefi-cially owns, directly or indirectly; or
    (b) which such person or any of its Affiliates or Associates has, di-rectly or indirectly, (i) the right to acquire (whether such right is ex-ercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conver-sion rights, exchange rights, warrants or options, or otherwise, or (ii) the right, alone or together with any other person, to vote pursuant to any agreement, arrangement or understanding; or
    (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.
  For the purpose of determining whether a person is a Related Person, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph 6, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
  Any person shall be deemed to have become the beneficial owner of shares of Capital Stock on the date on which it or any of its Affiliates or Associates became the beneficial owner of such shares of Capital Stock.
  7. The term "Substantial Part" shall mean any aggregate of assets, securi-ties and commitments having a Fair Market Value equal to or greater than the lesser of (a) $15,000,000, or (b) (in the case of any transaction involving assets, securities or commitments other than stock) 5% of the book value of the total assets of the entity in question, or (c) (in the case of transac-tions involving stock) 5% of the stockholders' equity of the entity in ques-tion, in either case as of the end of the entity's most recent fiscal year ending prior to the time the determination is being made.
  8. The term "Fair Consideration" as applied to the consideration to be re-ceived by holders of shares of a particular class or series of outstanding Capital Stock means consideration in cash or in the same form as was paid by or on behalf of the Related Person to acquire beneficial ownership of shares of such class or series of Capital Stock within the two-year period ending on and including the date on which the Related Person became a Related Person. If, within such two-year period, the consideration so paid for shares of any class or series of Capital Stock varied as to form, then Fair Consideration shall mean either cash or the form of consideration used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock acquired by or on behalf of the Related Person within such two-year period.

  9. The term "Subsidiary" shall mean any company in which the corporation owns shares of stock representing a majority of the voting power of shares en-titled to vote generally on the election of directors.
  10. The term "Capital Stock" shall mean the capital stock of the corporation authorized to be issued from time to time under Article FOURTH of this Certif-icate of Incorporation.
  11. The term "Voting Stock" shall mean Capital Stock entitled to vote gener-ally on the election of directors.
  12. The term "Continuing Director" shall mean (a) a director who was a mem-ber of the board of directors of the corporation either on July 25, 1985, or immediately prior to the time that the Related Person became a Related Person, and (b) any person becoming a director whose election, or nomination for elec-tion by the corporation's stockholders, was approved by a vote of a majority of the Continuing Directors referred to in subparagraph (a); provided, howev-er, that in no event shall a Related Person involved in a Business Combination or any of its representatives be deemed to be a Continuing Director.
  C. For the purposes of this Article SEVENTEENTH, the Continuing Directors by a majority vote shall have the power and the duty to make a good faith deter-mination, on the basis of information known to them, of: (i) whether any per-son is a Related Person; (ii) the number of shares of Capital Stock of which any person is the beneficial owner; (iii) whether a person is an Affiliate or Associate of another; (iv) whether the assets, securities or commitments that are the subject of any Business Combination constitute a Substantial Part; (v) whether any business transaction is a Business Combination with, or proposed by or on behalf of, a Related Person; (vi) whether the cash or other consider-ation to be received per share by holders of Capital Stock other than the Re-lated Person in a Business Combination is an amount at least equal to the highest price required to be paid under paragraph A of this Article SEVEN-TEENTH and constitutes Fair Consideration; (vii) what is the Market Price or Fair Market Value and whether a price is above the Market Price or Fair Market Value; and (viii) any other matters with respect to which a determination is required under this Article SEVENTEENTH. Any such determination made in good faith shall be binding and conclusive on all parties.
  D. Nothing contained in this Article SEVENTEENTH shall be construed to re-lieve any Related Person from any fiduciary obligation imposed by law.
  E. The fact that any proposed Business Combination complies with the provi-sion of paragraph A of this Article SEVENTEENTH shall not be construed to im-pose any fiduciary duty, obligation or responsibility on the board of direc-tors or any member thereof to approve such Business Combination or recommend its adoption or approval to the stockholders of the corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the board of directors or any member thereof with respect to evaluations or actions and responses taken with respect to such Business Combination.

  F. Any other provision of this Certificate of Incorporation or the By-Laws of the corporation notwithstanding, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the corporation, any proposal to amend or re-peal any provision of this Article SEVENTEENTH and any other proposal to amend this Certificate of Incorporation which is inconsistent with any of the provi-sions set forth in this Article SEVENTEENTH shall require approval by the af-firmative vote of not less than 75% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, and, if such proposal is made by or on behalf of a Related Person, the affirmative vote of a majority of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting to-gether as a single class, excluding Voting Stock that is beneficially owned by such Related Person; provided, however, that the vote referred to in this par-agraph F shall not be required for any amendment, repeal or adoption unani-mously recommended by the board of directors and, if such proposal is made by or on behalf of a Related Person, such recommendation by the board of direc-tors is made at a time when a majority of the directors are Continuing Directors.
  Eighteenth. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such di-rector as a director, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal bene-fit. No amendment to or repeal of this Article Eighteenth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director oc-curring prior to such amendment or repeal.

                   CERTIFICATE OF DESIGNATIONS, PREFERENCES

                          AND RIGHTS OF SERIES B ESOP

                          CONVERTIBLE PREFERRED STOCK

                                      OF

                             DELTA AIR LINES, INC.

              Pursuant to Section 151 of the General Corporation
                         Law of the State of Delaware

  We, Ronald W. Allen, Chairman of the Board and Chief Executive Officer, and James W. Callison, Secretary, of Delta Air Lines, Inc., a corporation orga-nized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof,

DO HEREBY CERTIFY:

  That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Direc-tors on July 10, 1989, has adopted the following resolution creating a series of 6,944,450 shares of Preferred Stock, par value $1.00 per share, designated as Series B ESOP Convertible Preferred Stock:
  RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of this Corporation in accordance with the provisions of its Certif-icate of Incorporation, a series of Preferred Stock of the Corporation, par value $1.00 per share, be and it hereby is, created and classified, and that the designation and amount thereof and the voting powers, preferences and rel-ative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

SECTION 1. DESIGNATION, AMOUNT AND STATED VALUE; SPECIAL PURPOSE RESTRICTED
           TRANSFER ISSUE.
  (A) The shares of such series shall be designated as "Series B ESOP Convert-ible Preferred Stock" (such series being hereinafter sometimes called the "Se-ries B Preferred Stock"), the number of shares constituting such series shall initially be 6,944,450 and the stated value of each share of Series B Pre-ferred Stock shall be $72.00.
  (B) Shares of Series B Preferred Stock shall be issued only to Harris Trust and Savings Bank, as trustee, or any successor trustee (the "Trustee"), of the Delta Family-Care Savings Plan of the Corporation, as amended from time to time, or any successor or replacement plan (the "Plan"). In the event of any transfer of shares of Series B Preferred Stock to any person other than the Trustee, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Stock (as de-fined in paragraph (B) of Section 10 hereof) on the terms otherwise provided for the conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preferred Stock shall have been so converted. In the event of such a conversion, the transferee of the shares of Series B Preferred Stock shall be treated for all purposes as the record holder of the shares of Common Stock into which such shares of Series B Preferred Stock have been au-tomatically converted as of the date of such transfer. Certificates represent-ing shares of Series B Preferred Stock shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this para-graph 1(B), shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Com-mon Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6 and 7 hereof.

SECTION 2. DIVIDENDS AND DISTRIBUTIONS.
  (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally avail-able therefor, dividends payable in cash ("Preferred Dividends") at the rate per share of 6% per annum of the stated value of such shares. Preferred Dividends will be payable semi-annually on the 28th day of June and December in each year (each a "Dividend Payment Date") commencing on December 28, 1989, to holders of record on the tenth Business Day (as defined in paragraph (H) of Section 8 hereof) preceding such Dividend Payment Date (the "Dividend Record Date"). In the event that any Dividend Payment Date shall fall on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not during such semi-annual period there shall be funds legally available therefor, but Preferred Dividends accrued on the shares of Series B Preferred Stock for any period less than a full semi-annual period between Dividend Payment Dates (or, in the case of the first dividend payment, from the date of issuance of the shares of Series B Preferred Stock through the first Dividend Payment Date) shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
  (B) So long as any shares of Series B Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the divi-dend payment date of such parity stock, ratably in proportion to the respec-tive amounts of dividends accumulated and unpaid through such dividend period on the Series B Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for pay-ment when due, the Corporation shall not declare or pay or set apart for pay-ment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock until full cumulative div-idends on the Series B Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock or
(ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, ju-nior to the Series B Preferred Stock.

SECTION 3. VOTING RIGHTS.
  (A) The holders of shares of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Company, voting together with the holders of Common Stock as one class. The holder of each share of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock held by such holder; provided, however, that if such number of votes per share of Series B Preferred Stock would violate applicable rules and regulations of the Securities and Exchange Commission (the "SEC") or the New York Stock Exchange, Inc. (the "NYSE"), then the number of votes per share of Series B Preferred Stock shall be the highest vote then permitted by such rules and regulations; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in
Section 8 hereof (other than an adjustment pursuant to paragraph 8(A)), the number of votes per share of Series B Preferred Stock shall be adjusted in in-verse proportion to the adjustment to the Conversion Price.

Notwithstanding the foregoing, no adjustment in the number of votes per share of Series B Preferred Stock shall be made to the extent that such adjustment would result in voting rights per share of Series B Preferred Stock which would violate the applicable rules and regulations of the SEC or the NYSE.
  (B) Except as otherwise required by law or set forth herein, holders of Se-ries B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66 2/3% of the outstand-ing shares of Series B Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Certificate of Incorporation of the Corporation, as amended or this Reso-lution (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the shares of Series B Preferred Stock so as to affect them adversely.

SECTION 4. LIQUIDATION, DISSOLUTION OR WINDING UP.
  (A) In the event of any liquidation, dissolution or winding up of the Corpo-ration, voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of assets of the Corporation which remain af-ter satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a par-ity with the Series B Preferred Stock in respect of distributions upon liqui-dation, dissolution or winding up of the Corporation, before any amount shall be paid to or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distribu-tions upon liquidation, dissolution or winding up of the Corporation, liqui-dating distributions in the amount of $72.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribu-tion, and no more. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of Series B Pre-ferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.
  (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or substantially all of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this Section 4, but the holders of Series B Pre-ferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 7 hereof.
  (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage prepaid), delivered, sent or mailed, as the case may be, not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock.

SECTION 5. CONVERSION INTO COMMON STOCK.
  (A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6 or 7 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $86.40 per share of Common Stock, and which price shall be adjusted as provided in Section 8 hereof (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price"), with each share of Series B Preferred Stock being valued at $72.00 for such purpose (that is, a conversion rate ini-tially equivalent to 0.8333 shares of Common Stock for each share of Series B Preferred Stock so converted, which is subject to adjustment (to the fourth decimal place) as the Conversion Price is adjusted as provided in Section 8 hereof); provided, however, that in no event shall the Conversion Price be lower than the par value, if any, of the Common Stock.
  (B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being con-verted, duly assigned or endorsed for transfer to the Corporation (or accompa-nied by duly executed stock powers relating thereto), at the principal execu-tive office of the Corporation or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Corporation or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued and (ii) the address to which such holder wishes new certificates issued upon such conversion to be delivered.

  (C) Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid), to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or cer-tificates representing the number of shares of Series B Preferred Stock which shall not have been converted.
  (D) The issuance by the Corporation of shares of Common Stock upon a conver-sion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates rep-resenting the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the shares of Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) and accompanied by all documentation required to effect the conversion, as herein provided. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of record of Common Stock as of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Pre-ferred Stock on a Dividend Payment Date if the Dividend Record Date for such dividend is subsequent to the effective date of conversion of such shares.
  (E) The Corporation shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.
  (F) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any pre-emptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. Nothing contained herein shall preclude the Corpora-tion from issuing shares of Common Stock held in its treasury upon the conver-sion of shares of Series B Preferred Stock into Common Stock pursuant to the terms hereof. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other au-thorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock.

SECTION 6. REDEMPTION AT THE OPTION OF THE CORPORATION.
  (A) The Series B Preferred Stock shall be redeemable, (i) in whole or in part, at the option of the Corporation at any time after July 10, 1992, or
(ii) at any time after the date of issuance as provided by paragraph (E) of this Section 6, at the following redemption prices per share:

        DURING THE
   TWELVE-MONTH PERIOD                                            PRICE PER
    BEGINNING JULY 10,                                              SHARE
   -------------------                                            ---------
          1989...................................................  $76.32
          1990...................................................   75.89
          1991...................................................   75.46
          1992...................................................   75.02
          1993...................................................   74.59
          1994...................................................   74.16
          1995...................................................   73.73
          1996...................................................   73.30
          1997...................................................   72.86
          1998...................................................   72.43

and thereafter at $72.00 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (H) of this
Section 6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares of Series B Preferred Stock will no longer be deemed to be outstanding and all rights in respect of such shares of Series B Preferred Stock shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of Series B Preferred Stock of each holder determined pro rata based on the number of shares of Se-ries B Preferred Stock held by each holder or shall select the shares of Se-ries B Preferred Stock to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.
  (B) In the event shares of Series B Preferred Stock are called for redemp-tion as provided in this Section 6 (other than paragraph (G) of this Section
6), unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series B Preferred Stock by hand de-livery, by courier, by standard form of telecommunication or by first class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than fifteen (15) days nor more than sixty (60) days prior to the date fixed for redemption. Each such notice shall state: (i) the date fixed for redemption; (ii) the total number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares of Series B Preferred Stock to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares of Se-ries B Preferred Stock to be redeemed will cease to accrue on such date fixed for redemption; and (vi) the conversion rights of the shares of Series B Pre-ferred Stock to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issu-able upon conversion of a share of Series B Preferred Stock at the time. Upon surrender of a certificate for shares of Series B Preferred Stock so called for redemption (or redeemed pursuant to paragraph (G) of this Section 6) and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the applicable redemption price set forth in this Section 6.
  (C) Within thirty (30) days after the later of (i) the effective date, (ii) the enactment date or (iii) if the Corporation contests in good faith in a ju-dicial or administrative proceeding the legality of the change referred to in this paragraph 6(C), the date such matter is finally determined (the time for appeal having expired and no appeal having been filed) against the Corpora-tion, of a change in any statute, rule or regulation of the United States of America which has the effect of limiting or making unavailable to the Corpora-tion all or any of the tax deductions for amounts paid (including dividends) on the shares of Series B Preferred Stock when such amounts are used as pro-vided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and in effect on the date shares of Series B Preferred Stock are initially issued, the Corporation may, in its sole discretion and notwith-standing anything to the contrary in paragraph (A) of this Section 6, elect to redeem any or all of such shares of Series B Preferred Stock for the amount payable in respect of such shares upon liquidation of the Corporation pursuant to Section 4 hereof.
  (D) In the event that shares of Series B Preferred Stock are held by an em-ployee benefit plan intended to qualify as an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended, and such plan does not so qualify, the Corporation may in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem any or all of such shares of Series B Pre-ferred Stock at a redemption price equal to the higher of (i) the amount pay-able in respect of the shares of Series B Preferred Stock being redeemed upon liquidation of the Corporation pursuant to Section 4 hereof and (ii) the Fair Market Value (as defined in paragraph (H) of Section 8 hereof) of the shares of Common Stock which would be issuable upon the conversion of the shares of Series B Preferred Stock being redeemed, plus accrued and unpaid dividends on such shares of Series B Preferred Stock (the "Consideration Price").

  (E) In the event that the Plan is terminated or the employee stock ownership plan component of the Plan pursuant to which the shares of Series B Preferred Stock are then held by the Trustee is eliminated from the Plan in accordance with its terms and notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Corporation shall, as soon thereafter as practicable, call for redemption on the terms and conditions set forth in paragraphs (A) and (B) of this Section 6 all then outstanding shares of Series B Preferred Stock.
  (F) Notwithstanding anything to the contrary in paragraph (A) of this Sec-tion 6, upon the termination of a Plan participant's employment with the Cor-poration, the Corporation may elect to redeem any or all shares of Series B Preferred Stock held for the account of such participant at a redemption price equal to the higher of (i) the amount payable in respect of the shares of Se-ries B Preferred Stock being redeemed upon liquidation of the Corporation pur-suant to Section 4 hereof and (ii) the Consideration Price.
  (G) At any time and from time to time upon notice to the Corporation given not less than five (5) Business Days prior to the date fixed by the holder in such notice for the redemption pursuant to this paragraph 6(G), upon certifi-cation by such holder to the Corporation that the holder must provide for dis-tributions to participants under, or must satisfy an investment election pro-vided to participants in accordance with, the Plan, then shares of Series B Preferred Stock shall be redeemed by the Corporation, to the extent necessary for the holder to provide for such distributions or to satisfy such investment elections, at a redemption price equal to the higher of (i) the amount payable in respect of the Series B Preferred Stock being redeemed upon liquidation of the Corporation pursuant to Section 4 hereof and (ii) the Consideration Price.
  (H) The Corporation, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value.

SECTION 7. CONSOLIDATION, MERGER, ETC.
  (A) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or re-sulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meaning of Section 409(l) of the Code, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of frac-tional shares, if any, the shares of Series B Preferred Stock of such holder shall, in connection with such consolidation, merger or similar business com-bination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6 and 7 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Sec-tion 5 hereof, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the shares of Series B Preferred Stock, then, unless by virtue of such transaction a holder of Common Stock who failed to exercise any rights of election would be entitled to receive only qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares, the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receiv-able by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election (however, if the kind or amount of qualifying employer se-curities receivable upon such transaction is not the same for each non-elect-ing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares); and provided further that in the event the consideration receivable by such a holder of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any such rights of election consists solely of such qualifying employer secu-rities and a cash payment, if applicable, in lieu of fractional shares, then the shares of Series B Preferred Stock shall be assumed by and become pre-ferred stock of the successor or resulting corporation and shall be convert-ible after such transaction, all as provided in the portion of this paragraph 7(A) prior to the first proviso hereof. The rights of the Series B Preferred Stock as preferred stock of such successor or resulting corporation shall suc-cessively be subject to adjustments pursuant to Sections 3 and 8 hereof after any such transaction as nearly equivalent as practicable to the adjustment provided for by such sections prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of Series B Preferred Stock shall be assumed and authorized by the successor or resulting corporation as aforesaid.
  (B) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such considera-tion which is constituted solely of "qualifying employer securities" (as re-ferred to in paragraph (A) of this Section 7) and cash payments, if applica-ble, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (C) of this Section 7), be automatically converted by virtue of such merger, consolidation or similar transaction imme-diately prior to such consummation into the number of shares of Common Stock into which such shares of Series B Preferred Stock are convertible at such time so that each share of Series B Preferred Stock shall by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock are convertible immediately prior to such transaction; provided, howev-er, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot prac-ticably be made by the holder of the shares of Series B Preferred Stock, then the shares of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-elect-ing share, then the kind and amount of stock, securities, cash or other prop-erty receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).
  (C) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (B) of this Section 7, or described in the first proviso in para-graph (A) of this Section 7 if by virtue of such transaction a holder of Com-mon Stock who failed to exercise any rights of election would be entitled to receive consideration consisting of other than qualifying employer securities and a cash payment, if applicable in lieu of fractional shares, then the Cor-poration shall as soon as practicable thereafter (and in any event at least thirteen (13) Business Days before consummation of such transaction) give no-tice of such agreement and the material terms thereof to each holder of shares of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in re-demption and retirement of such Series B Preferred Stock, a cash payment equal to the higher of (i) the amount payable in respect of the shares of Series B Preferred Stock being redeemed pursuant to paragraph (A) of Section 6 hereof and (ii) the Consideration Price. No such notice of redemption shall be effec-tive unless given to the Corporation prior to the close of business on the fifth Business Day prior to consummation of such transaction, unless the Cor-poration or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth Business Day prior to consummation of such transaction.

SECTION 8. INITIAL ADJUSTMENT; ANTI-DILUTION ADJUSTMENTS.
  (A) If the average of the last reported sales prices, regular way, per share of the Common Stock, as reported on the New York Stock Exchange Composite Tape for the five (5) consecutive NYSE trading days commencing on July 11, 1989 and ending on (and including) July 17, 1989 (the "Adjusted Price") is less than $72.00 (the "Closing Price"), then the Conversion Price in effect on July 17, 1989 shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the Adjusted Price and the denominator of which is the Closing Price; provided, however, in no event shall the Adjusted Price be less that $67. If the Conversion Price is otherwise adjusted prior to the adjust-ment provided for by this paragraph 8(A), the amounts of the Closing Price and $67 specified above shall also be adjusted immediately prior to calculating any adjustment pursuant to this paragraph 8(A) by multiplying each such amount by a fraction, the numerator of which is the Conversion Price as of the close of business on July 17, 1989 (giving effect to such other adjustment(s)) and the denominator of which is the Conversion Price prior to such other adjustment(s).
  (B) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or con-solidation to which Section 7 hereof does not apply) or otherwise, subject to paragraphs (F) and (G) of this Section 8, the Conversion Price in effect imme-diately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 8(B) shall be given ef-fect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.
  (C) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, is-sue to holders of shares of Common Stock as a dividend or distribution, in-cluding by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or ex-changeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then, subject to paragraphs (F) and (G) of this Section 8, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Mar-ket Value of a share of Common Stock at the time of such issuance for the max-imum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or war-rants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.
  (D) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than (i) pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), (ii) any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation), (iii) pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, or stockholder dividend reinvestment or stock purchase plan, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted or (iv) pursuant to an agreement to issue, sell or exchange shares of Common Stock at a price per share at or above the Fair Market Value per share of Common Stock on the date such agreement was ex-ecuted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to paragraphs (F) and
(G) of this Section 8, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the sum of (a) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (b) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (x) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (y) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or ac-quire shares of Common Stock (including as such a right or warrant any secu-rity issued after the date hereof which is convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassi-fication of shares or a recapitalization of the Corporation), other than pur-suant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) or stockholder dividend reinvestment or stock purchase plan of the Corporation or any subsid-iary of the Corporation heretofore or hereafter adopted and other than an agreement to issue, sell or exchange shares of Common Stock at a price per share at or above the Fair Market Value per share of Common Stock on the date such agreement was executed, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-Dilutive Amount (as hereinafter defined), then, subject to paragraphs (F) and (G) of this Section 8, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (II) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (III) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of
(i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).
  (E) In the event the Corporation shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recap-italization of the Corporation (including a recapitalization or reclassifica-tion effected by a merger or consolidation to which Section 7 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common
Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (F) and (G) of this Section 8, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the difference between (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro
Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or the ear-lier of the ex-dividend date and the distribution date in the event of an Ex-traordinary Distribution, a portion of which is paid in cash and a portion of which is paid other than in cash, or on the applicable expiration date (in-cluding all extensions thereof) of any tender or exchange offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Re-purchase which is not a tender or exchange offer, as the case may be, and (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate pur-chase price of the Pro Rata Repurchase, as the case may be, and the denomina-tor of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repur-chase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or the earlier of the ex-dividend date and the distribution date in the event of an Extraordinary Distribution, a portion of which is paid in cash and a portion of which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series B Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.
  (F) Notwithstanding any other provisions of this Section 8, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.
  (G) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such securi-ty, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 8, the Board of Directors of the Corporation may consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 8(G), and, if so, as to what ad-justment should be made and when, shall be final and binding on the Corpora-tion and all stockholders of the Corporation. The Corporation shall be enti-tled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 8, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.
  (H) For purposes of this Resolution, the following definitions shall apply:
    "Adjustment Period" shall mean the period of five (5) consecutive trad-ing days preceding the date as of which the Fair Market Value of a secu-rity is to be determined.
    "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New
  York, New York are not required to be open.
    "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regu-lar way on such day, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Ex-change Composite Tape or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Au-tomated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof.
    "Extraordinary Distribution" shall mean any dividend or other distribu-tion to holders of Common Stock (effected while any of the shares of the Series B Preferred Stock are outstanding) (i) of cash (other than a regu-larly scheduled quarterly dividend not exceeding 125% of the average quarterly dividend for the preceding period of 12 months), where the ag-gregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months (other than regularly scheduled quarterly dividends not exceeding 125% of the aggregate quarterly dividends for the preceding period of 12 months), when combined with the aggregate amount of all Pro
  Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds nine percent (9%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with re-spect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and the earlier of the ex-dividend date and the distribution date in the event of an Extraordinary Distribution, a por-tion of which is paid in cash and a portion of which is paid other than in cash, and (ii) of any shares of capital stock of the Corporation
  (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (C) or (D) of this Section 8), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (E) of this Section
  8 shall be equal to the sum of the Fair Market Value of such Extraordi-nary Distribution plus the amount of any cash dividends (other than regu-larly scheduled quarterly dividends not exceeding 125% of the aggregate quarterly dividends for the preceding period of 12 months) which are not Extraordinary Distributions made during such 12-month period and not pre-viously included in the calculation of an adjustment pursuant to para-graph (E) of this Section 8.
    "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, (i) for purposes of Section 6 hereof, the Current Market Price on the date as of which the Fair

  Market Value is to be determined, and (ii) for all other purposes hereof, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. The Fair Market Value of any security which is not publicly traded (other than the Series B Preferred Stock) or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such deter-mination, as determined in good faith by the Board of Directors of the Corporation or such committee.
    "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multi-plied by the maximum number of shares of Common Stock which could be ac-quired on such date upon the exercise in full of such right or warrant (including upon the conversion or exchange of any such convertible or ex-changeable security), whether or not exercisable (or convertible or exchange-
  able) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sen-tence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market
  Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.
    "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pur-suant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 8 (H) shares shall be deemed to have been purchased by the Corporation or any subsidi-ary thereof "in open market transactions" only if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series B Preferred Stock are ini-tially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.
  (I) Whenever an adjustment to the Conversion Price and the voting rights of the Series B Preferred Stock is required hereby, the Corporation shall forth-with place on file with the transfer agent for the Common Stock and the Series B Preferred Stock, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion
Price determined as provided herein and the resulting conversion ratio, and the adjusted voting rights determined as provided herein, of the Series B Pre-ferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such ad-justment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the voting rights of the shares of the Series B Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of Series B Preferred Stock.

SECTION 9. RANKING; ATTRIBUTABLE CAPITAL AND ADEQUACY OF SURPLUS; RETIREMENT
           OF SHARES.
  (A) the Series B Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, disso-lution and winding up of the Corporation and, unless otherwise provided in the Certificate of Incorporation of the Corporation, as the same may be amended, or a Certificate of Designation relating to a subsequent series of Preferred Stock of the Corporation, the Series B Preferred Stock shall rank senior to all series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.
  (B) In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Corporation allocable to the Common Stock for the purpose of the Delaware General Corporation Law ("DGCL") if, as a result thereof, the surplus of the Corporation for purposes of the DGCL would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series B Preferred Stock during the following three years.
  (C) Any shares of Series B Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as herein provided, or otherwise so acquired, shall be retired as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock of the Corporation, undesignated as to series, and may thereafter be re-issued as part of a new series of such Preferred Stock as permitted by law.

SECTION 10. MISCELLANEOUS.
  (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier or by standard form of telecommunica-tion or three (3) Business Days after the mailing thereof if sent by regis-tered mail (unless first class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Corporation, to its office at 1030 Delta Boulevard, Hartsfield Atlanta Inter-national Airport, Atlanta, Georgia 30320 (Attention: Secretary) or to the transfer agent for the Series B Preferred Stock, or other agent of the Corpo-ration designated as permitted hereby or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the ad-dress of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series B Pre-ferred Stock or Common Stock, as the case may be) or (iii) to such other ad-dress as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.
  (B) The term "Common Stock" as used in this Resolution means the Corpora-tion's Common Stock, par value $3.00 per share, as the same exists at the date of filing of a Certificate of Designation relating to the Series B Preferred Stock or any other class of stock resulting from successive changes or reclas-sifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section
8 hereof, the holder of any share of Series B Preferred Stock upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of Series B Preferred Stock shall thereafter be ad-justed, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 8 hereof, and the provisions of Sections 1 through 7, 9 and 10 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.
  (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securi-ties issued on account of Series B Preferred Stock pursuant hereto or certifi-cates representing such shares or securities. The Corporation shall not, how-ever, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or secu-rities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the sat-isfaction of the Corporation, that such tax has been paid or is not payable.
  (D) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.
  (E) Unless otherwise provided in the Certificate of Incorporation, as the same may be amended, of the Corporation, all payments in the form of divi-dends, distributions on voluntary or involuntary dissolution, liquidation or winding up or otherwise made upon the Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be pro rata, so that amounts paid per share of Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the Series B Preferred Stock and such other stock bear to each other.
  (F) Any determination required or permitted to be made by the Corporation's Board of Directors hereunder may be made by a committee appointed by the Cor-poration's Board of Directors which need not include members of the Corpora-tion's Board of Directors.
  (G) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first class mail, (postage prepaid), to each holder of record of Series B Preferred Stock.

  IN WITNESS WHEREOF, this certificate has been executed and attested by the undersigned this 10th day of July, 1989.


                                       /s/ Ronald W. Allen
                                       ---------------------------------------
                                       Name: Ronald W. Allen
                                       Title: Chairman of the Board and
                                                   Chief Executive Officer

Attest:


/s/ James W. Callison
---------------------------------------
Name: James W. Callison
Title: Secretary

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                OF SERIES D JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                             DELTA AIR LINES, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     We, Ronald W. Allen, Chairman of the Board, President and Chief Executive Officer, and Robert S. Harkey, Corporate Secretary, of Delta Air Lines, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the Board of Directors on October 24, 1996, adopted the following resolution creating a series of 1,500,000 shares of Preferred Stock designated as Series D Junior Participating Preferred Stock:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of this Company in accordance with the provisions of its Certificate of Incorporation (the "Charter"), a series of Preferred Stock of the Company be, and it hereby is, created and classified, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

     Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series D Junior Participating Preferred Stock" (the "Series D Preferred Stock"), and the number of shares constituting such series shall be 1,500,000. Such number of shares of the Series D Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Company.

     Section 2.  Dividends and Distributions.

     (A) The holders of shares of Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the first day of March, June, September and December of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series D Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends or other cash distributions and 100 times the aggregate per share amount of all non-cash dividends or other non-cash distributions (other than (i) a dividend payable in shares of Common Stock, par value $3.00 per share, of the Company (the "Common Stock") or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. If the Company shall at any time after November 4, 1996 (the "Rights Declaration Date") pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Company shall declare a dividend or distribution on the Series D Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (i) and (ii) of the first sentence of paragraph (A)); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series D Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series D Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series D Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series D Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

     Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series D Preferred Stock shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of Series D Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of stockholders of the Company. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein or by law, the holders of shares of Series D Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Company.

     (C) (i) If at any time dividends on any Series D Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series D Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series D Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting together as a single class, irrespective of series, shall have the right to elect two Directors and, to the extent necessary to permit the election of such Directors, the number of Directors constituting the Board of Directors of the Company shall be increased to the maximum number of Directors then permitted by the Company's Charter. In the event that such increase does not result in a sufficient number of vacancies to allow the election of two Directors by the holders of the Series D Preferred Stock, then, at the next annual meeting, the Board of Directors of the Company shall take such action as is necessary to allow such holders to elect a number of Directors so that the number of Directors elected by such holders at all times equals two.

     (ii) During any default period, such voting right of the holders of Series D Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not equal two, the holders of the Preferred Stock shall have the right at the next annual meeting to elect a number of Directors as shall be necessary to permit the election by them of two Directors. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series D Preferred Stock.

     (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph (C) (iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

     (iv) In any default period, the holders of Common Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

     (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Charter or bylaws irrespective of any increase made pursuant to the provisions of paragraph (C) (ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Charter or bylaws). Any vacancies in the Board of Directors effected by the provisions of classes (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

     (D) The Charter of the Company shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series D Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series D Preferred Stock, voting separately as a class.

     (E) Except as otherwise provided herein, holders of Series D Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action. As used in this Section 3, "Preferred Stock" shall not include or be construed to encompass any other class or series of preferred stock of the Company unless the certificate of designations, preferences and rights of such other class or series expressly so states.

     Section 4.  Certain Restrictions.

     (A) Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series D Preferred Stock shall have been paid in full, the Company shall not:

          (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock;

          (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except dividends paid ratably on the Series D Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock; provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Company ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series D Preferred Stock; or

          (iv) redeem, purchase or otherwise acquire for value any shares of Series D Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series D Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for value any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section 5. Reacquired Shares. Any shares of Series D Preferred Stock redeemed, purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Charter or as otherwise permitted under the General Corporation Law of the State of Delaware.

     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series D Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except distributions made ratably on the Series D Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 7. Consolidation, Merger, etc. If the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series D Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Company shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 8. No Redemption. The Series D Preferred Stock shall not be redeemable.

     Section 9. Rank. The Series D Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Company's Preferred Stock except any series that specifically provides that such series shall rank pari passu with or junior to the Series D Preferred Stock.

     Section 10. Fractional Shares. Series D Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series D Preferred Stock.

     IN WITNESS WHEREOF, we have executed and attested this Certificate this 24th day of October, 1996.


                              DELTA AIR LINES, INC.

                              /s/ Ronald W. Allen
                              -------------------------------------
                              Ronald W. Allen
                              Chairman of the Board, President and
                                Chief Executive Officer

Attest:

/s/ Robert S. Harkey
-----------------------
Robert S. Harkey
Corporate Secretary